AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2007

                                                          REGISTRATION NO. 333-
===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            _______________________


                               POLO RALPH LAUREN
                                  CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 DELAWARE                               13-2622036
     (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)


            650 MADISON AVENUE
            NEW YORK, NEW YORK                              10022
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                         POLO RALPH LAUREN CORPORATION
                      1997 LONG-TERM STOCK INCENTIVE PLAN
                            (Full title of the plan)


                              JONATHAN D. DRUCKER
                    SENIOR VICE PRESIDENT - GENERAL COUNSEL
                                 AND SECRETARY
                         POLO RALPH LAUREN CORPORATION
                               650 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                  212-318-7000
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

--------------------------------------------------------------------------------------------------------------------------------
                                                    CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                    AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
     TITLE OF SECURITIES TO BE REGISTERED           REGISTERED(1)       SHARE (2)(3)           PRICE(3)       REGISTRATION FEE(1)
--------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.01 per share       6,000,000           $  85.50        $ 513,000,000.00        $ 15,749.10
--------------------------------------------------------------------------------------------------------------------------------

------------
(1) 6,000,000 shares of Class A Common Stock under the 1997 Long-Term Stock Incentive Plan (the "Plan"), are being registered in this Registration Statement, plus, in accordance with Rule 416 under the Securities Act of 1933, as amended, such additional shares of Class A Common Stock as may be issuable pursuant to adjustments for dividends, splits, combinations or other changes or recapitalizations or similar transactions. The registrant has previously registered 20,000,000 shares issuable under the Plan on Registration Statement Nos. 333-29023 and 333-46808. The registration fees for the previously registered shares were paid at the time that the previous registration statements were filed.
(2) The Proposed Maximum Offering Price Per Share was determined by averaging the high and low prices of the Class A Common Stock as reported by the New York Stock Exchange on March 9, 2007.
(3) Estimated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

        Polo Ralph Lauren Corporation (the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to increase by 6,000,000 the number of shares of Class A Common Stock registered under the 1997 Long-Term Stock Incentive Plan (the "Plan").

        Pursuant to General Instruction E of Form S-8, the contents of (i) the Registration Statement on Form S-8 (File No. 333-29023) previously filed by the Company with the Securities and Exchange Commission (the "Commission") on June 12, 1997 and (ii) the Registration Statement on Form S-8 (File No. 333-46808) previously filed by the Company with the Securities and Exchange Commission on September 28, 2000 are hereby incorporated by reference in this Registration Statement. Upon the effectiveness of this Registration Statement, a total of 26,000,000 shares of Class A Common Stock issuable under the Plan will be registered, including 6,000,000 additional shares of Class A Common Stock being registered hereby.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in this Part I of Form S-8 will be sent or given to all participants under the Plan as specified by Rule 428(b)(1) of the Securities Act. These documents are not required to be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act as set forth in Rule 428(a)(1) of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended April 1, 2006.

         2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 1, 2006, September 30, 2006 and December 30, 2006.

         3. The Company's Current Reports on Form 8-K dated June 15, 2006, August 10, 2006, August 15, 2006, October 5, 2006, November 13, 2006, February 7, 2007 and February 8, 2007.

         4. The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form S-1 (File No. 333-24733).

         In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Section 145 further permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein, Section 145 requires that such person be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145 provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145.

         Article Six of the Company's Amended and Restated Certificate of Incorporation eliminates the personal liability of the directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as directors, with certain exceptions. Article Seven requires indemnification of directors and officers of the Company, and for advancement of litigation expenses to the fullest extent permitted by Section 145.

         The Company has entered into indemnification agreements with its directors and officers indemnifying them against liability that they may incur in their capacity as such and for the advancement of litigation expenses in connection therewith. The indemnification agreements do not provide indemnification to the extent that the indemnitee has actually received indemnification payments pursuant to the Company's Amended and Restated Certificate of Incorporation, its directors' and officers' liability insurance, or otherwise. Additionally, the indemnification agreements do not provide indemnification against claims (i) based upon or attributable to the indemnitee gaining in fact any personal profit or advantage to which he or she is not entitled; (ii) for the return by the indemnitee of any remuneration paid to him or her without the previous approval of the stockholders of the Company which is illegal; (iii) for an accounting of profits in fact made from the purchase or sale by the indemnitee of securities of the Company within the meaning of
Section 16 of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; (iv) for any liability resulting from the indemnitee's knowingly fraudulent, dishonest or willful misconduct; or (v) for any amount, the payment of which is not permitted by applicable law.

         Determinations as to whether an indemnitee is entitled to be paid under the indemnification agreements may be made by (i) a majority vote of a quorum of disinterested directors; (ii) independent legal counsel, if such a quorum of disinterested directors is not obtainable or if the quorum of disinterested directors so directs; (iii) a majority of the shares present and voting, so long as a quorum is present; or (iv) a final adjudication of a court of competent jurisdiction. In the event that the Company undergoes a "Change of Control" (as defined in the indemnification agreements), the indemnitee may provide that all such determinations shall be made by special independent counsel selected by the indemnitee and approved by the Company, which approval may not be unreasonably withheld. In certain circumstances, an indemnitee may require the Company to establish a trust fund to assure that funds will be available to pay any amounts which may be due such indemnitee under an indemnification agreement.

         The Company also maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.  EXHIBITS.

  4.1 Amended and Restated Certificate of Incorporation of the Company. (Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-24733) (the "S-1")).

  4.2 Amended and Restated By-laws of the Company. (Incorporated herein by reference to Exhibit 3.2 to the S-1).

  5.1    Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.*

  23.1   Consent of Paul, Weiss,  Rifkind,  Wharton & Garrison LLP (included in
         Exhibit 5.1).*

  23.2   Consent of Deloitte & Touche LLP.*

  24.1   Power of Attorney (included on signature pages of this Part II).*

------------
* Filed herewith


ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)    To  include  any  prospectus   required  by  Section
10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 14, 2007.


                                         POLO RALPH LAUREN CORPORATION


                                         By: /s/ Tracey T. Travis
                                             ---------------------------
                                             Name:  Tracey T. Travis
                                             Title: Senior Vice President and
                                                    Chief Financial Officer



                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Polo Ralph Lauren Corporation hereby constitutes and appoints Ralph Lauren and Tracey T. Travis, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of March 14, 2007.

-------------------------------------------------------------------------------
       SIGNATURE                                      TITLE
-------------------------------------------------------------------------------


/s/ Ralph Lauren                        Chairman of the Board, Chief
----------------------------            Executive Officer and Director
Ralph Lauren                            (Principal Executive Officer)


/s/ Roger N. Farah                      President, Chief Operating Officer
----------------------------            and Director
Roger N. Farah


/s/ Jackwyn Nemerov                     Executive Vice President and Director
----------------------------
Jackwyn Nemerov


/s/ Tracey T. Travis                    Senior Vice President and Chief
----------------------------            Financial Officer (Principal Financial
Tracey T. Travis                        and Accounting Officer)

-------------------------------------------------------------------------------
       SIGNATURE                                      TITLE
-------------------------------------------------------------------------------


/s/ John R. Alchin                      Director
------------------------------
John R. Alchin



/s/ Arnold H. Aronson                   Director
------------------------------
Arnold H. Aronson



/s/ Frank A. Bennack, Jr.               Director
------------------------------
Frank A. Bennack, Jr.



/s/ Joyce F. Brown                      Director
------------------------------
Dr. Joyce F. Brown



/s/ Joel L. Fleishman                   Director
------------------------------
Joel L. Fleishman



/s/ Judith A. McHale                    Director
------------------------------
Judith A. McHale



/s/ Steven P. Murphy                    Director
------------------------------
Steven P. Murphy



/s/ Terry S. Semel                      Director
------------------------------
Terry S. Semel

                                 EXHIBIT INDEX


EXHIBIT        DESCRIPTION
-------       -----------

  4.1         Amended and Restated Certificate of Incorporation of the Company.
              (Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-24733) (the "S-1")).

  4.2 Amended and Restated By-laws of the Company. (Incorporated herein by reference to Exhibit 3.2 to the S-1).

  5.1         Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.*

  23.1 Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).*

  23.2        Consent of Deloitte & Touche LLP.*

  24.1        Power of Attorney (included on signature pages of this Part II).*


-----------
*Filed herewith.